Exhibit 99.1

DSP Group, Inc. Reports Second Quarter 2005 Earnings

Record high revenues and 11% revenue increase YoY

SANTA CLARA, Calif., July 20, 2005—DSP Group, Inc. (NASDAQ: DSPG), a worldwide leader in developing and providing chip-set solutions for residential wireless connectivity announced today its results for the second quarter of 2005.

Revenues for the second quarter of 2005 were $49,047,000, an increase of 11% from revenues of $44,016,000 for the second quarter of 2004. Net income for the second quarter of 2005 decreased 12% to $8,248,000, as compared to $9,371,000 for the second quarter of 2004. Diluted earnings per share (EPS) for the second quarter of 2005 decreased 7% to $0.28, as compared to $0.30 for the second quarter of 2004.

Results for the second quarter of 2004 included a capital gain of $7,671,000 resulting from the sale of 801,000 shares of AudioCodes Ltd. and a one-time goodwill impairment charge of $4,304,000 arising from the GAAP-required re-evaluation of the remaining goodwill associated with the acquisition of VoicePump Inc. in March 2000.

Pro-forma net income and diluted EPS for the second quarter of 2004, excluding the effects of the capital gain and related taxes of $3,068,000 as well as the impairment of VoicePump goodwill, would have been $9,072,000 and $0.29, respectively.

The company believes that the above pro forma presentation of net income and diluted EPS is useful to investors in comparing results for the quarter ended June 30, 2005 to the same period during 2004, because it excludes items that management does not consider meaningful for purposes of analyzing the company’s core operating results and making budget-planning decisions.

Eli Ayalon, Executive Chairman of DSP Group, stated: “In keeping with the company’s policy of maintaining high levels of operating profitability even while increasing investment in research and development to strengthen our product offerings, we achieved a strong operating profit level of 15% of revenues, despite a significant increase in research and development expenses in the second quarter of 2005 as compared to the second quarter of 2004. This higher level of research and development expenses reflect an increase of resources dedicated to developing multimedia over Wi-Fi products from technologies acquired from Bermai, Inc. in October 2004. We believe that this combined approach will continue to benefit our stockholders and increase our competitive edge.”

Inon Beracha, CEO of DSP Group, stated: “Record high revenues were achieved by the company in the second quarter of 2005, reflecting increased demand and market share in North America for our products. This together with a strong flow of orders during the quarter improves our revenue visibility for the third quarter and fiscal year 2005 and continues to validate our business strategy.”

About DSP Group

DSP Group, Inc. is a fabless semiconductor company, offering advanced chip-set solutions for a variety of applications. DSP Group is a worldwide leader in the short-range wireless communication market, enabling home networking convergence for voice, video & data. By combining its in-house technologies of Digital Signal Processors (DSPs), portfolio of wireless communication protocols, including DECT, Bluetooth and Wi-Fi, most advanced Radio Frequency CMOS and SiGe, as well as VoIP ICs, DSP Group is a worldwide leader and a one-stop-shop for a wide range of applications. These applications include ISM band digital 900MHz, 2.4GHz and 5.8GHz telephony, European DECT (1.9GHz) telephony, Bluetooth systems for voice, data and video communication and deployment in residential, SOHO, SME, enterprise and automotive applications. DSP Group ICs provide solutions for MP3 players, VoIP Phones, Gateways, and Integrated Access Devices and are widely used in Digital Voice Recorders. More information about DSP Group is available at www.dspg.com.

This press release may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements made by Mr. Ayalon about the benefits of increased investment in research and development and Mr. Beracha about revenue visibility for the third quarter and fiscal year 2005. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. DSP Group’s actual results could differ materially from those described in this press release as a result of various factors, including unexpected delays in the introduction of new products; failure to achieve broad market acceptance of existing and new products by existing and potential OEM customers; DSP Group’s inability to add new customers and develop and produce new products at competitive costs and in a timely manner; decline or fluctuations in gross margins and the effect on revenues and profitability; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2004 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss the financial results for the second quarter of 2005 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://ir.dspg.com./phoenix.zhtml?c=101665&p=irol-calendar

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

•	US Dial-In # 1-888-286-8010 (passcode: 97349393)

•	International Dial-In # 617-801-6888 (passcode: 97349393)

For more information, please contact Yaniv Arieli, President of US Operations, Investor Relations, DSP Group Inc. at (408) 986-4423; or e-mail: yarieli@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME – US GAAP

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Product revenues and other	$49,047	$44,016	$89,210	$82,724
Cost of product revenues and other	25,990	22,918	48,234	42,776

Gross profit	23,057	21,098	40,976	39,948
Operating expenses:
Research and development	10,542	7,310	19,941	14,864
Sales and marketing	3,290	3,282	6,176	6,085
General and administrative	1,783	1,734	3,648	3,540
Impairment of goodwill	—	4,304	—	4,304

Total operating expenses	15,615	16,630	29,765	28,793

Operating income	7,442	4,468	11,211	11,155
Other income:
Interest and other income, net	2,499	2,159	4,771	4,284
Capital gains	—	7,671	—	28,988

Income before provision for income taxes	9,941	14,298	15,982	44,427
Provision for income taxes	1,693	4,927	2,727	14,942

Net income	$8,248	$9,371	$13,255	$29,485

Net earnings per share:
Basic	$0.29	$0.32	$0.47	$1.02
Diluted	$0.28	$0.30	$0.45	$0.96

Weighted average number of shares of Common Stock used in the computation of:
Basic	28,328	29,159	28,221	28,963
Diluted	29,718	30,957	29,662	30,827

DSP GROUP, INC.

CONSOLIDATED PRO-FORMA STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Product revenues and other	$49,047	$44,016	$89,210	$82,724
Cost of product revenues and other	25,990	22,918	48,234	42,776

Gross profit	23,057	21,098	40,976	39,948
Operating expenses:
Research and development	10,542	7,310	19,941	14,864
Sales and marketing	3,290	3,282	6,176	6,085
General and administrative	1,783	1,734	3,648	3,540

Total operating expenses	15,615	12,326	29,765	24,489

Operating income	7,442	8,772	11,211	15,459
Other income:
Interest and other income, net	2,499	2,159	4,771	4,284

Income after financial and other income	9,941	10,931	15,982	19,743

Provision for income taxes	1,693	1,859	2,727	3,357

Net income	$8,248	$9,072	$13,255	$16,386

Net earnings per:
Basic	$0.29	$0.31	$0.47	$0.57
Diluted	$0.28	$0.29	$0.45	$0.53

Weighted average number of shares of Common Stock used in computing of:
Basic	28,328	29,159	28,221	28,963
Diluted	29,718	30,957	29,662	30,827

The above pro forma consolidated statements of income have been adjusted to exclude following items to US GAAP reported net income:
Reported net income per US GAAP	$8,248	$9,371	$13,255	$29,485
Adjustments:
Impairment of goodwill	—	4,304	—	4,304
Capital gains	—	(7,671)	—	(28,988)
Tax expenses	—	3,068	—	11,585

Pro forma net income	$8,248	$9,072	$13,255	$16,386

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2005	December 31, 2004
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$44,362	$60,827
Marketable securities and cash deposits	71,907	74.497
Trade receivables, net	18,837	5,976
Inventories	12,539	9,469
Other accounts receivable	1,267	2,213
Deferred income taxes	1,168	1,168

Total current assets	150,080	154,150

Property and equipment, net	11,484	6,683

Long term marketable securities	212,206	195,671
Severance pay fund	3,920	3,437
Long term pre-paid expenses and lease deposits	670	628
Goodwill	1,500	1,500
Deferred income taxes	1,410	1,410
Other intangible assets	2,911	3,482

Total assets	$384,181	$366,961

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payable	$15,486	$7,830
Other current liabilities	29,221	39,857

Total current liabilities	44,707	47,687

Accrued severance pay	4,110	3,784

Stockholders’ equity:
Common Stock	28	28
Additional paid-in capital	187,569	187,471
Accumulated other comprehensive income	(67)	65
Retained earnings	169,029	157,723
Less – Cost of treasury stock	(21,195)	(29,797)

Total stockholders’ equity	335,364	315,490

Total liabilities and stockholders’ equity	$384,181	$366,961